LandTransfer Agreement

[Unofficial Translation]

Transferor: Wuxi Boiler Unit Ltd. (hereinafter referred to as Party A)

Transferee:  Wuxi City Huayang Ranzheng Equipment Ltd. (hereinafter referred to as Party B)

This Contract is made by and between the Parties on the matter of transfer of the land from Party A to Party B in accordance with the Contract Law of the People’s Republic of China and other relevant laws under the principles of equality, mutual- benefit, and valuable consideration.

I           Party A’s Representations and Warrants Regarding the landTitle

Party A is located in Tuotang Bang, Qianzhou Town, Wuxi City. Party A has obtained the Certificate of Title Deed with land area of 47926.67 square meters;

II           Party A’s Representations and Warrants Regarding the Rights to Sell

Party A has gained the Report of Land Assets Assessment Statement issued by the qualified appraisal institution. All the contents and amount shall be subject to the Report.

III           Party B’s Representations and Warrants Regarding the Rights to Purchase

Assume Party A has fulfilled his obligation under the Article 1 and Article 2, and only under such situation that Party B is willing to sign this contract of purchasing the entire title of the land.

IV           the Purchase Price of the Real Property

The parties agree that the purchase price of the real property shall be 47.6285 million RMB.

V            Payment Terms

1.	Upon the signing of the Land Purchase Contract, the Party B shall make the down payment amount as two-thirds of the total purchase price.

2.	The balance shall be settled within one year before Party B proceeds with the Land transfer procedure.

VI           Liability for breach of the Contract

1.
Once the contract has been signed, Party B shall deliver a written notice to Party A if Party B wants to withdraw from the contract, in such case, Party A shall return all the payment made by Party B without any interests within 3 business days, however Party A is entitled to obtain the down payment; Party A shall deliver a written notice to Party B if Party A wants to withdraw from the contract, in such case, in addition to return all the payment made by Party B, Party A also shall repay the down payment  in double within 3 business days.

2.
In the event that Party B fails to make the payment in accordance with the time limit provided in Article V, Party A is entitled to claim the interest with respect to the past due un-paid amount. The Party B shall be liable for a late penalty fee equals to 0.04% of the past due un-paid amount.  In the event that the payment has not been made for more than 15 days, then Party B is deemed to breach the contract and the Party A is entitled to obtain the down payment.

3.
Party A shall clear the premises within 7 business days upon the receipt of entire purchase payment. The Party A shall be liable for a late penalty fee equals to 0.04% of the payment made by Party B.  In the event that Party fails to do so for more than 15 days, then Party A is deemed to breach the contract.

VII         the Agreement regarding the procedures of land transfer

1.
Upon the signing of the contract, the Parties shall apply to the local administrative authority of land transaction to go through the land transfer procedures and obtain the Certificate of Title Deed in accordance with the relevant regulations.

VIII        the Terms Regarding the Issues not Covered by the Contract

Any issues not covered hereunder shall be made into a Supplementary Agreement. The Supplementary Agreement and annexes hereto shall be an integral part of this Contract bearing the same legal effect.  Any dispute arising from or in connection with this Contract shall be settled by negotiation between the Parties.

IX         Effectiveness

The Contract is made in four original copies held by each party with two.  This Contract shall be effective upon the signing and stamping.

Party A:  [Stamp] Wuxi Boiler Unit Ltd.

/s/ Lihua Tang

Lihua Tang

Date:       March 12, 2007

Party B:   [Stamp] Wuxi City Huayang Ranzheng Equipment Ltd.

/s/ Jianhua Wu

Jianhua Wu

Date:       March 12, 2007